Underwriting

Syndicate
Davenport & Company LLC

Wachovia Securities, Inc. (selling group)

Fund

North Carolina Municipal Bond Fund

Security

Sales Tax Asset Receivable Corp

Advisor

EIMCO

Transaction
 Date

10/28/2004

Cost

$14,835,670

Offering Purchase
0.760%
Broker
Goldman, Sachs & Co.
Underwriting
Syndicate
Lehman Brothers Inc.
UBS Financial Services, Inc.
Wachovia Securities, Inc.

Fund

Florida High Income Municipal Bond Fund

Security

Sales Tax Asset Receivable Corp

Advisor

EIMCO

Transaction
 Date

10/28/2004

Cost

$5,330,750

Offering Purchase
0.271%
Broker
Goldman, Sachs & Co.
Underwriting
Syndicate
Lehman Brothers Inc.
UBS Financial Services, Inc.
Wachovia Securities, Inc.